UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 15, 2021

Rambus Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-22339	94-3112828
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

4453 North First Street, Suite 100

San Jose, California 95134

(Address of principal executive offices)

(408) 462-8000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $.001 Par Value	RMBS	The NASDAQ Stock Market LLC (The NASDAQ Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On June 16, 2021, Rambus Inc. (NASDAQ: RMBS) (the “Company”) announced that it entered into a Supplemental Confirmation under the Master Confirmation (the “Master Agreement,” and together with the Supplemental Confirmation, the “ASR Agreement”) with Deutsche Bank AG, London Branch, through its agent Deutsche Bank Securities Inc. (“Dealer”) pursuant to an accelerated share repurchase program (the “ASR Program”) under which the Company will repurchase shares of the Company’s common stock for an aggregate purchase price of approximately $100 million (the “Shares”). The ASR Program is part of a broader share repurchase program previously authorized by the board of directors of the Company in October 2020.

Under the ASR Agreement, the Company will pre-pay to Dealer the $100 million purchase price for the Shares and the Company will receive an initial delivery of approximately 4.0 million of the Shares from Dealer within the first week of the ASR Program. The number of Shares to be ultimately repurchased by the Company under the ASR Program will be determined based on the volume-weighted average price of the Company’s common stock during the terms of the transaction (the “Valuation Period”), minus an agreed upon discount between the parties. The program is expected to be completed within six months. Any additional shares of common stock will be delivered by Dealer to the Company on the third business day following the Valuation Period described above.

The description of the ASR Agreement contained herein is qualified in its entirety by reference to the ASR Agreement that is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. The ASR Agreement contains other terms governing the ASR Program, including, but not limited to, the mechanism used to determine the final settlement of the repurchase of the Shares, the method of such settlement, the circumstances under which Dealer is permitted to make adjustments to the terms of the ASR Agreement, the circumstances under which the ASR Agreement may be terminated early, and various acknowledgements, representations and warranties made by the Company and Dealer.

On June 16, 2021, the Company issued a press release announcing its entry into the ASR Agreement. A copy of this press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

The information in the press release that is an exhibit to this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall the press release be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 2.03.	Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information called for by this item is contained in Item 1.01 of this Current Report on Form 8-K, which is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

Reaffirmation of Guidance

The press release announcing the entry into the ASR Agreement also includes the Company’s reaffirmation of second quarter 2021 guidance that the Company previously provided on May 3, 2021.

The guidance set forth above speaks as of the date hereof. The Company does not intend to provide further updates on its guidance until it releases its second quarter 2021 results.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Master Confirmation between Deutsche Bank AG, London Branch, through its agent Deutsche Bank Securities Inc. (“Dealer”) and Rambus Inc., dated June 15, 2021.

99.1	Press Release of Rambus Inc. Announcing its Entry into the ASR Agreement, issued on June 16, 2021.

104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 16, 2021	Rambus Inc.

/s/ Rahul Mathur
Rahul Mathur, Senior Vice President, Finance and Chief Financial Officer